EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports included in Thomas Nelson, Inc.'s annual report to its shareholders. In addition, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File
No. 33-80086 and File No. 333-4503).


                                          /s/ Arthur Andersen LLP
                                          -----------------------


Nashville, Tennessee
June 28, 2002